Exhibit 99.1
UL Solutions Inc. Reports Strong First Quarter 2026 Results
First Quarter 20261
•Strong revenue growth of 7.5% to $758 million, including 5.7% organic revenue growth
•Net income of $97 million increased 36.6%, Adjusted Net Income of $107 million increased 33.8%. Net income margin of 12.8% increased 270 basis points
•Diluted earnings per share of $0.45 increased 36.4%, Adjusted Diluted Earnings Per Share of $0.50 increased 35.1%
•Adjusted EBITDA of $197 million increased 22.4%, Adjusted EBITDA margin of 26.0% expanded 320 basis points
•Active portfolio management to enhance strategic focus and fund growth
•Strengthens full-year Adjusted EBITDA margin outlook
NORTHBROOK, Ill. – (BUSINESS WIRE) – May 5, 2026 − UL Solutions Inc. (NYSE: ULS), a global leader in applied safety science, today reported results for the first quarter ended March 31, 2026.
“I’m thrilled to report that our first quarter results extended our track record of strong performance including revenue growth, solid cash flow generation and impressive margin expansion,” said President and CEO Jennifer Scanlon. “Our approach to align strategically with global megatrends continues to deliver shareholder value, and our strong balance sheet provides ample capacity to take advantage of additional opportunities for growth and relevance. We’re excited and energized about the remainder of 2026.”
“Our financial performance reflects the quality of our revenue growth and our ongoing commitment to optimize our cost structure,” said Ryan Robinson, Chief Financial Officer. “Organic revenue growth of 5.7% exceeded our expectations, driven by momentum in ongoing certification services and strong demand in certification testing. Adjusted EBITDA margin expanded 320 basis points to 26.0%, supported by disciplined headcount and expense management and resulting in continued solid cash generation. Active portfolio management remains an important focus, including our agreement to acquire Eurofins’ E&E business, which we expect to enhance our testing, inspection and certification capabilities and reinforces M&A as an important driver of our long-term value creation. With this strong start to the year, we are pleased to strengthen our full-year 2026 Adjusted EBITDA margin outlook.”
First Quarter 2026 Financial Results
Revenue of $758 million compared to $705 million in the first quarter of 2025, an increase of 7.5%. Organic revenue growth of 5.7%, led by the Industrial segment.
Net income of $97 million compared to $71 million in the first quarter of 2025, an increase of 36.6%. Net income margin of 12.8% compared to 10.1% in the first quarter of 2025, an increase of 270 basis points. The margin increase was driven by higher revenue and operating leverage.
Adjusted Net Income of $107 million compared to $80 million in the first quarter of 2025, an increase of 33.8%. Adjusted Net Income margin of 14.1% compared to 11.3% in the first quarter of 2025, an increase of 280 basis points.
Diluted earnings per share of $0.45 compared to $0.33 in the first quarter of 2025, an increase of $0.12. Adjusted Diluted Earnings Per Share of $0.50 compared to $0.37 in the first quarter of 2025, an increase of $0.13.
Adjusted EBITDA of $197 million compared to $161 million in the first quarter of 2025, an increase of 22.4%. Adjusted EBITDA margin of 26.0% compared to 22.8% in the first quarter of 2025, an increase of 320 basis points. The margin expansion resulted from higher revenue and operating leverage, led by the Industrial and Consumer segments.
Liquidity and Capital Resources
For the three months ended March 31, 2026, the Company generated $219 million of net cash provided by operating activities, an increase from $154 million for the same period in 2025. Net cash provided by operating activities for the three months ended March 31, 2026 was a result of improved business performance and timing of certain working capital items.
During the first quarter, the Company continued to make strategic capital investments intended to meet increased demand and drive greater productivity. Capital expenditures were $69 million for the three months ended March 31, 2026, compared to
1 This press release includes references to non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” later in this release for the definitions of each non-GAAP financial measure presented, as well as reconciliations of these measures to their most directly comparable GAAP measures. All comparisons are to first quarter 2025 unless otherwise noted.

$51 million for the same period in 2025. Free Cash Flow for the three months ended March 31, 2026 was $150 million, compared to $103 million for the same period in 2025.
The Company paid a dividend of $0.145 per share, or $29 million, during the three months ended March 31, 2026.
As of March 31, 2026, total debt was $360 million, prior to unamortized debt issuance costs, a decrease from December 31, 2025 due to $134 million of net repayments on the Company’s revolving credit facility.
The Company ended the quarter with cash and cash-equivalents of $258 million, compared to $295 million of cash and cash-equivalents as of December 31, 2025.
Portfolio Management Activities
On April 1, 2026, the Company closed on the previously announced sale of its Employee Health and Safety software business that was accounted for in the Company’s Risk & Compliance Software segment, for a preliminary purchase price of approximately $202 million in cash consideration, subject to customary post-closing adjustments.
On April 13, 2026, the Company announced it had entered into a definitive agreement to acquire the electrical and electronics (E&E) business of Eurofins Scientific SE (“Eurofins”), valued at an enterprise value of approximately €575 million. The acquisition is expected to extend the Company’s capabilities in key geographies including EMEA and Asia-Pacific and help drive continued growth in the Consumer segment by bringing together a global infrastructure of complementary electrical testing and certification services to meet customer needs. The Company expects to fund the transaction through a combination of its existing cash and revolving credit facility. Aligned with the Company’s strategy of focusing its portfolio on TIC and Risk & Compliance software capabilities, approximately 45% of the purchase price is anticipated to be funded through the Company’s portfolio management activities. The transaction, subject to regulatory approvals and other customary closing conditions, is expected to close in the fourth quarter of 2026.
On April 27, 2026, the Company entered into a definitive agreement to sell its approximately 28% shareholding of DQS Holding GmbH (“DQS”), a global management system assessment company headquartered in Germany. The Company expects to receive approximately €105 million in cash consideration, subject to customary post-closing adjustments, a portion of which will be held in escrow to cover certain indemnification obligations under the share purchase and transfer agreement. The Company accounts for DQS using the equity method and DQS financial results are not consolidated within the Company’s financial statements. The sale is expected to be completed in the second half of 2026, subject to the satisfaction of customary closing conditions, including applicable regulatory approvals.
Full-Year 2026 Outlook
The Company’s 2026 outlook includes:
•Mid-single digit constant currency organic revenue growth
◦Inclusive of approximately 1% revenue reduction from the previously announced expense reduction initiative (the “Restructuring Plan”)
•Adjusted EBITDA margin improvement to approximately 27.0%
•Effective tax rate of approximately 26%
•Capital expenditures between 7% and 8% of revenue
•Continuing to pursue acquisitions and portfolio refinements

The Company’s 2026 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve the results expressed by this outlook, which may be impacted by, among other things, implementation of the Restructuring Plan. In addition, the geopolitical environment and attendant increased levels of uncertainty have caused, and may continue to cause, the Company’s customers to modify, delay or cancel plans to purchase services. Accordingly, ongoing uncertainty related to the current geopolitical environment and the associated unpredictability of the macroeconomic environment could have an adverse impact on various aspects of the Company’s business in the future, including its results of operations and financial condition. The Company is unable at this time to reasonably determine any future negative impacts from reduced or delayed customer testing or product development as a result of uncertainty that may result from the current geopolitical environment.

The Company does not provide guidance for net income margin, the most directly comparable GAAP measure to Adjusted EBITDA margin, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA margin and net income margin without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations. These forecasted items are not within the Company’s control, may vary greatly between periods and could significantly impact future financial results.
Conference Call and Webcast
UL Solutions will host a conference call today at 8:30 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through the UL Solutions Investor Relations website at ir.ul.com. For those unable to access the webcast, the conference call can be accessed by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international). An archive of the webcast will be available on the Company’s website for 30 days.
About UL Solutions
A global leader in applied safety science, UL Solutions Inc. (NYSE: ULS) transforms safety, security and sustainability challenges into opportunities for customers in more than 110 countries. UL Solutions delivers testing, inspection and certification services, advisory offerings and software solutions, that support our customers’ product innovation and business growth. The UL Mark serves as a recognized symbol of trust in our customers’ products and reflects an unwavering commitment to advancing our safety mission. We help our customers innovate, launch new products and services, navigate global markets and complex supply chains, and grow sustainably and responsibly into the future. Our science is your advantage.
Additional Information and Where to Find It
Investors and others should note that UL Solutions intends to routinely announce material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the UL Solutions Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public on our X account (@UL_Solutions) and our LinkedIn account (@ULSolutions). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the UL Solutions Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material, including earnings and investor presentations. Accordingly, the Company encourages investors, the media, and others interested in UL Solutions to review the information shared on our Investor Relations website at ir.ul.com and to regularly follow our social media accounts. Users can automatically receive email alerts and information about the Company by subscribing to “Investor Email Alerts” at the bottom of the UL Solutions Investor Relations website at ir.ul.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These include statements regarding management’s objectives for future operations and the Company’s plans, business strategy, outlook and future results of operations and financial position, including without limitation, the statements under the heading “Full-Year 2026 Outlook,” statements regarding the Company’s expected growth, future capital expenditures and the Restructuring Plan, including the Company’s estimates of the charges and expenditures in connection therewith and the timing thereof and the Company’s estimates of the benefits of such Restructuring Plan, and statements regarding the Company’s acquisitions, divestitures and other strategic transactions, including expected timing, closing, proceeds, financing, synergies and financial impact. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “likely,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continues,” “outlook” and variations of these terms and similar expressions, or the negative of these terms or similar expressions (although not all forward-looking statements may contain such words). The Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements made in this press release, including, but not limited to, the following: any failure on the Company’s part to protect and maintain its brand and reputation, or the impact on its brand or reputation of third-party events or actions outside of its control; risks associated with the Company’s information technology and software, including those relating to any future data breach or other cybersecurity incident; the potential disruption of the industries in which the Company operates by technological advances in artificial intelligence; the Company’s ability to innovate, adapt to changing customer needs and successfully introduce new products and services in response to changes in the Company’s industries and technological advances; the Company’s ability to compete in its industries and the effects of increased competition from its competitors; risks associated with conducting business outside the United States, including those relating to fluctuations in foreign currency exchange rates; the imposition of tariffs and enhanced trade, import or export restrictions or changes in U.S. trade policy or similar government actions; and global, regional or political instability and geopolitical tensions; risks related to sustainability; risks associated with the Company’s operations in China, which subject the Company and UL-CCIC Company Limited, the Company’s joint venture with the China Certification & Inspection (Group) Co., Ltd. (“CCIC”), to China’s complex and rapidly evolving laws, which may be interpreted, applied or enforced inconsistently or in ways inconsistent with its current operations, as well as risks associated with the fact that the Chinese government has the power to exercise significant oversight and discretion over, and intervene in and influence, its business operations in China; the relationship between the United States and China and between the Company and CCIC, as well as changes in U.S. and Chinese regulations affecting the Company’s business operations in China; any failure on the Company’s part to attract, hire or retain its key employees, including its senior leadership and its skilled and trained engineering, technical and professional personnel; the level of the Company’s customers’ satisfaction and any failure on its part to properly and timely perform its services, meet its contractual obligations or fulfil its customers’ needs; changes to the relevant regulatory frameworks or private sector requirements, including any requirement that the Company accept third-party test results or certifications of components, end products, processes or systems or any changes that result in a reduction in required inspections, tests or certifications or harmonized international or cross-industry benchmarks and standards; the Company’s ability to adequately maintain, protect and enhance its intellectual property, including its registered UL-in-a-circle certification mark and other certification marks; the Company’s ability to implement its growth strategies and initiatives successfully; the Company’s reliance on third parties, including subcontractors and outside laboratories; the Company’s ability to obtain and maintain the requisite licenses, approvals, accreditations and delegations of authority necessary to conduct its business; the outcomes of current and future legal proceedings; the Company’s level of indebtedness and future cash needs; failure to generate sufficient cash to service the Company’s indebtedness; a change in the assumptions the Company uses to value its goodwill or intangible assets, or the impairment of its goodwill or intangible assets; the Company’s ability to generate sufficient cash to service its indebtedness and invest in the ongoing needs of its business; the increased expenses and responsibilities associated with being a public company; the significant influence that ULSE Inc., its parent and controlling stockholder, has over the Company, including pursuant to its rights under the Company’s amended and restated certificate of incorporation and the Stockholder Agreement, dated as of April 2, 2024, by and between the Company and ULSE Inc.; natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; changes in tax laws in jurisdictions in which the Company operates or adverse outcomes resulting from examination of the Company’s or its affiliates’ tax returns; risks that the Company may be unable to implement the Restructuring Plan on the anticipated timing, that local law and consultation requirements, including for potential position eliminations, extends the restructuring process further in certain countries or causes the actual charges and expenditures that the Company incurs in connection with the Restructuring Plan, and the timing thereof, to differ materially from estimates, that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Restructuring Plan and that the Company may not be able to realize the anticipated benefits of the Restructuring Plan; the occurrence of any event, change, or other circumstance that could give rise to the termination of the E&E Transaction and the payment of a break fee; the possibility that one or more closing conditions to the E&E Transaction, including the receipt of certain regulatory approvals, may not be satisfied or waived, in a timely manner or at all, including the risk that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the E&E Transaction, or may require conditions, limitations, or restrictions in connection with such approvals; the risk that the E&E Transaction may not be completed within the expected timeframe, or at all; unexpected costs, charges or expenses resulting from the E&E Transaction; uncertainty regarding the expected financial performance following completion of the E&E Transaction; the Company’s ability to achieve its short-term and long-term operating targets following completion of the E&E Transaction; the effects that the announcement or pendency of the E&E Transaction may have on the Company; the acquired business’ and the Company’s respective businesses and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the acquired business or the Company do business; the effects that termination of the E&E Transaction may have on the Company or its business; failure to successfully complete the E&E Transaction; legal proceedings that may be instituted related to the E&E Transaction; the Company’s ability or failure to successfully integrate the acquired business with existing operations; and the Company’s ability to realize anticipated synergies or obtain the results anticipated; and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including those set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other factors described from time to time in the Company’s filings with the SEC.
If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company, or others acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements above.
Non-GAAP Financial Measures
In addition to financial measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release includes supplemental non-GAAP financial measures, including the presentation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow and Free Cash Flow margin. Management uses non-GAAP financial measures in addition to GAAP measures to understand and compare operating results across periods and for forecasting and other purposes. Management believes these non-GAAP financial measures provide useful information to investors and reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, diluted earnings per share, net cash provided by operating activities or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies due to potential differences between the companies in calculations.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin and Adjusted Diluted Earnings Per Share to measure the operational strength and performance of its business and believes these measures provide additional information to investors about certain non-cash items and unusual items that the Company does not expect to continue at the same level in the future. Further, management believes these non-GAAP financial measures provide a meaningful measure of business performance. The Company uses Free Cash Flow and Free Cash Flow margin as additional liquidity measures and believes they provide useful information to investors about the cash generated from the Company’s core operations that may be available to repay debt, make other investments and return cash to stockholders.
There are material limitations to using these non-GAAP financial measures. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, other expense, net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. Adjusted Net Income and Adjusted Diluted Earnings Per Share do not take into account certain significant items, including other expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income and diluted earnings per share, as applicable. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct and therefore may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering these non-GAAP financial measures in conjunction with net income, operating income, diluted earnings per share and net cash provided by operating activities as calculated in accordance with GAAP.

See additional information below for definitions of these non-GAAP financial measures, and reconciliations to their most directly comparable GAAP measures.
Media:
Kathy Fieweger
Senior Vice President and Chief Corporate Communications Officer
Kathy.Fieweger@ul.com
+1 312-852-5156
Investors:
Yijing Brentano
Vice President, Investor Relations
IR@ul.com
+1 312-895-9873

UL Solutions Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Revenue	$758	$705
Cost of revenue	377	365
Selling, general and administrative expenses	243	232
Restructuring	—	(1)
Operating income	138	109
Interest expense	(8)	(12)
Other expense, net	(1)	(3)
Income before income taxes	129	94
Income tax expense	32	23
Net income	97	71
Less: net income attributable to non-controlling interests	5	4
Net income attributable to stockholders of UL Solutions	$92	$67

Earnings per common share:
Basic	$0.46	$0.34
Diluted	$0.45	$0.33

Weighted average common shares outstanding:
Basic	201	200
Diluted	204	203

UL Solutions Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$258	$295
Accounts receivable, net	497	422
Contract assets, net	222	204
Other current assets	70	79
Total current assets	1,047	1,000
Property, plant and equipment, net	711	699
Goodwill	643	656
Intangible assets, net	44	48
Operating lease right-of-use assets	173	179
Deferred income taxes	92	94
Capitalized software, net	93	105
Other assets	152	140
Total Assets	$2,955	$2,921
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	168	183
Accrued compensation and benefits	188	282
Operating lease liabilities - current	41	43
Contract liabilities	410	173
Other current liabilities	92	79
Total current liabilities	899	760
Long-term debt	357	491
Pension and postretirement benefit plans	125	134
Operating lease liabilities	141	149
Other liabilities	97	93
Total Liabilities	1,619	1,627
Total Stockholders’ Equity	1,336	1,294
Total Liabilities and Stockholders’ Equity	$2,955	$2,921

UL Solutions Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Operating activities
Net cash flows provided by operating activities	$219	$154

Investing activities
Capital expenditures	(69)	(51)
Sales of investments, net	8	—
Other investing activities, net	—	1
Net cash flows used in investing activities	(61)	(50)

Financing activities
Repayments of long-term debt, net	(134)	(90)
Dividends to stockholders of UL Solutions	(29)	(26)
Dividends to non-controlling interest	(20)	(17)
Employee taxes paid on settlement of stock-based compensation	(9)	—
Other financing activities, net	(2)	(2)
Net cash flows used in financing activities	(194)	(135)

Effect of exchange rate changes on cash and cash equivalents	(1)	—

Net decrease in cash and cash equivalents	(37)	(31)

Cash and cash equivalents
Beginning of period	295	298
End of period	$258	$267

UL Solutions Inc.
Supplemental Financial Information
(Unaudited)

Revenue by Major Service Category	Three Months Ended March 31,
(in millions)	2026	2025
Certification Testing	$211	$189
Ongoing Certification Services	265	245
Non-certification Testing and Other Services	209	203
Software	73	68
Total	$758	$705

Revenue by Segment	Three Months Ended March 31,
(in millions)	2026	2025	Change	% Change
Industrial	$375	$340	$35	10.3%
Consumer	318	304	14	4.6%
Risk & Compliance Software	65	61	4	6.6%
Total	$758	$705	$53	7.5%

Revenue Change Components	Three Months Ended March 31, 2026
(in millions)	Organic[1]	FX2	Total	Organic % Change	Total % Change
Revenue change
Industrial	$28	$7	$35	8.2%	10.3%
Consumer	9	5	14	3.0%	4.6%
Risk & Compliance Software	3	1	4	4.9%	6.6%
Total	$40	$13	$53	5.7%	7.5%
_________
1.Organic reflects revenue change in a given period excluding Acquisition / Divestiture and FX in that same period, expressed in dollars or as a percentage of revenue in the prior period.
2.FX reflects the impact that foreign currency exchange rates have on revenue in a given period, expressed in dollars or as a percentage of revenue in the prior period. The Company uses constant currency to calculate the FX impact on revenue in a given period by translating current period revenues at prior period exchange rates, expressed as a percentage of revenue in the prior period.
The table below reconciles net income to Adjusted EBITDA.

	Three Months Ended March 31,
(in millions, unless otherwise stated)	2026	2025
Net income	$97	$71
Depreciation and amortization expense	47	45
Interest expense	8	12
Other expense, net	1	3
Income tax expense	32	23
Stock-based compensation	12	8
Restructuring	—	(1)
Adjusted EBITDA[1]	$197	$161
Revenue	$758	$705
Net income margin	12.8%	10.1%
Adjusted EBITDA margin[2]	26.0%	22.8%
__________
1.The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, other expense, net, income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted EBITDA provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted EBITDA provides a meaningful measure of business performance. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, other expense, net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.
2.Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of revenue.

The table below reconciles segment operating income to segment Adjusted EBITDA.

	Three Months Ended March 31,
(in millions, unless otherwise stated)	2026	2025
Industrial
Segment operating income	$101	$83
Depreciation and amortization expense	16	16
Stock-based compensation	5	3
Restructuring	1	—
Adjusted EBITDA[1]	$123	$102
Revenue	$375	$340
Operating income margin	26.9%	24.4%
Adjusted EBITDA margin[2]	32.8%	30.0%

Consumer
Segment operating income	$30	$22
Depreciation and amortization expense	21	19
Stock-based compensation	5	4
Restructuring	(1)	(1)
Adjusted EBITDA[1]	$55	$44
Revenue	$318	$304
Operating income margin	9.4%	7.2%
Adjusted EBITDA margin[2]	17.3%	14.5%

Risk & Compliance Software
Segment operating income	$7	$4
Depreciation and amortization expense	10	10
Stock-based compensation	2	1
Adjusted EBITDA[1]	$19	$15
Revenue	$65	$61
Operating income margin	10.8%	6.6%
Adjusted EBITDA margin[2]	29.2%	24.6%

Adjusted EBITDA[1]	$197	$161
__________
1.See definition on previous page.
2.See definition on previous page.

The table below reconciles net income to Adjusted Net Income.

	Three Months Ended March 31,
(in millions, unless otherwise stated)	2026	2025
Net income	$97	$71
Other expense, net	1	3
Stock-based compensation	12	8
Restructuring	—	(1)
Tax effect of adjustments[3]	(3)	(1)
Adjusted Net Income[1]	$107	$80
Revenue	$758	$705
Net income margin	12.8%	10.1%
Adjusted Net Income margin[2]	14.1%	11.3%
__________
1.The Company defines Adjusted Net Income as net income adjusted for other expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Net Income provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted Net Income provides a meaningful measure of business performance. There are material limitations to using Adjusted Net Income. Adjusted Net Income does not take into account certain significant items, including other expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Net Income in conjunction with net income as calculated in accordance with GAAP.
2.Adjusted Net Income margin is calculated as Adjusted Net Income as a percentage of revenue.
3.The Company computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the taxable income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero.

The table below reconciles diluted earnings per share to Adjusted Diluted Earnings Per Share.

	Three Months Ended March 31,
	2026	2025
Diluted earnings per share	$0.45	$0.33
Other expense, net	0.01	0.02
Stock-based compensation	0.06	0.04
Restructuring	—	(0.01)
Tax effect of adjustments[2]	(0.02)	(0.01)
Adjusted Diluted Earnings Per Share[1]	$0.50	$0.37
__________
1.The Company defines Adjusted Diluted Earnings Per Share as diluted earnings per share attributable to stockholders of UL Solutions adjusted for other expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Diluted Earnings Per Share provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted Diluted Earnings Per Share provides a meaningful measure of business performance. There are material limitations to using Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share does not take into account certain significant items, including other expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s diluted earnings per share, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Diluted Earnings Per Share in conjunction with diluted earnings per share as calculated in accordance with GAAP.
2.See definition on previous page.

The table below reconciles net cash provided by operating activities to Free Cash Flow.

	Three Months Ended March 31,
(in millions)	2026	2025
Net cash provided by operating activities	$219	$154
Capital expenditures	(69)	(51)
Free Cash Flow[1]	$150	$103
Revenue	$758	$705
Net cash provided by operating activities margin	28.9%	21.8%
Free Cash Flow margin[2]	19.8%	14.6%
__________
1.The Company defines Free Cash Flow as cash from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include purchases of property, plant and equipment and capitalized software. These items are subtracted from cash from operating activities because they represent long-term investments that are required for normal business activities. The Company uses Free Cash Flow as an additional liquidity measure and believes it provides useful information to investors about the cash generated from its core operations that may be available to repay debt, make other investments and return cash to stockholders. There are material limitations to using Free Cash Flow. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Free Cash Flow in conjunction with net cash provided by operating activities as calculated in accordance with GAAP.
2.Free Cash Flow margin is calculated as Free Cash Flow as a percentage of revenue.

Selected Financial Information Reflecting the Company’s Segment Reorganization for Certain Historical Periods
Effective beginning in the first quarter of 2026, the Company reorganized its segments to be consistent with how the Chief Executive Officer currently evaluates business performance and allocates resources. The changes primarily related to the Company’s Advisory business, which was previously included within the Software and Advisory segment and is now included within the Industrial segment. As a result of the reorganization, the Software and Advisory segment was renamed “Risk & Compliance Software” and costs related to the Company’s corporate functions were reallocated across its segments. This reorganization had no impact on the Company’s consolidated financial position, results of operations or cash flows.
The following table reconciles historical segment operating income to segment Adjusted EBITDA, both of which have been recast to reflect the Company’s segment reorganization:

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
(in millions, unless otherwise stated)	2025	2025	2025	2025	2025	2024
Industrial
Segment operating income	$83	$100	$109	$104	$396	$349
Depreciation and amortization expense	16	16	15	17	64	54
Stock-based compensation	3	5	7	5	20	10
Restructuring	—	—	—	7	7	—
Adjusted EBITDA[1]	$102	$121	$131	$133	$487	$413
Revenue	$340	$373	$379	$388	$1,480	$1,377
Operating income margin	24.4%	26.8%	28.8%	26.8%	26.8%	25.3%
Adjusted EBITDA margin[2]	30.0%	32.4%	34.6%	34.3%	32.9%	30.0%

Consumer
Segment operating income	$22	$37	$40	$9	$108	$98
Depreciation and amortization expense	19	20	20	23	82	80
Stock-based compensation	4	6	7	4	21	11
Restructuring	(1)	(1)	—	28	26	(1)
Adjusted EBITDA[1]	$44	$62	$67	$64	$237	$188
Revenue	$304	$340	$340	$335	$1,319	$1,254
Operating income margin	7.2%	10.9%	11.8%	2.7%	8.2%	7.8%
Adjusted EBITDA margin[2]	14.5%	18.2%	19.7%	19.1%	18.0%	15.0%

Risk & Compliance Software
Segment operating income	$4	$2	$7	$5	$18	$15
Depreciation and amortization expense	10	10	11	11	42	38
Stock-based compensation	1	2	1	2	6	2
Restructuring	—	—	—	2	2	—
Adjusted EBITDA[1]	$15	$14	$19	$20	$68	$55
Revenue	$61	$63	$64	$66	$254	$239
Operating income margin	6.6%	3.2%	10.9%	7.6%	7.1%	6.3%
Adjusted EBITDA margin[2]	24.6%	22.2%	29.7%	30.3%	26.8%	23.0%
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1.As previously defined.
2.As previously defined.